EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-3 No. 333-        ) of Bally Total Fitness Holding Corporation and in
the related Prospectus of our report dated February 17, 1998, with respect to the consolidated financial statements and schedule of Bally Total Fitness Holding Corporation included in this Form 10-K for the year ended December 31, 1997.




ERNST & YOUNG LLP
Chicago, Illinois
March 16, 1998